Employment Agreement

This Employment Agreement (this "Agreement") is entered into as of the effective date set forth below (the “Effective Date”) by and among Fredric Swindler, an individual (hereinafter "Employee") who was employed on a full time basis by the Company until September 6, 2013; IsoRay Medical, Inc., a Delaware corporation (hereinafter "Company"); and IsoRay, Inc., a Minnesota corporation and the parent of the Company (hereinafter "Parent"). Company is engaged in the business of developing, manufacturing, selling and otherwise commercializing Cesium-131 for use in brachytherapy treatments throughout the body, and developing, manufacturing, selling and otherwise commercializing the GliaSite® radiation therapy system ("GliaSite") for the treatment of brain cancer, and providing related products and services. Company desires to engage Employee pursuant to the terms of this Agreement to provide certain services as described herein provided that Employee agrees to abide by certain covenants and provisions; Employee desires to provide such services to Company; and Employee agrees to be bound by certain covenants and provisions. Therefore, in consideration of the terms set forth in this Agreement and intending to be bound, Company and Employee hereby agree as follows:

1. Scope of Work. Employee shall perform the services described on Attachment 1 hereto (the "Services") consistently with the terms of this Agreement. The Services shall be rendered on a part-time, as needed basis as mutually determined by Employee and the Company. Employee shall not be required to render Services on the Company's premises and shall be permitted to work from his home or other location of his choosing. If Employee is required to attend any meeting at the Company's offices he shall be given at least seven (7) days' advance notice of the meeting and, subject to approval of the Company’s CEO, have all his reasonable expenses of travel to the Company's offices reimbursed. Employee shall not be eligible for any vacation pay, employee benefits, health insurance or participation in the Company's retirement plan. As of the Effective Date, Employee shall remain with the title of Vice President but on a part time basis but resign as Secretary of the Company.

2. Compensation; Expenses; Options.

2.1 Compensation; Expenses. For all Services to be rendered by Employee pursuant to this Agreement, Company shall compensate Employee as provided in Attachment 1. Except as set forth on Attachment 1, expenses incurred by Employee in connection with the Services shall be Employee's responsibility.

2.2 Options. Notwithstanding the terms of all outstanding options to purchase common stock of the Parent previously granted to and owned by Employee, Employee’s change from a full-time to a part-time employee shall not be considered a termination of employment. Employee shall be permitted to exercise these options within six months after termination of Employee’s service under this Agreement.

3. Term and Termination. The term of this Agreement shall be from the Effective Date through September 9, 2014 (the "Initial Termination Date"), subject to mutual agreement by the parties to extend for additional one year periods at least 30 days prior to the Termination Date or any subsequent anniversaries of the Termination Date if the term is so extended (the later of the Initial Termination Date or any subsequent extended termination date shall be referred to herein as the "Termination Date"). Employee's engagement shall continue until the Termination Date unless sooner terminated by Company pursuant to this Agreement. Company may immediately terminate Employee's engagement for cause such as intentional misconduct, negligence, breach of this Agreement, or a failure to fully perform the Services whether by reason of death or disability of Employee or any other reason. Company shall also have (a) the option of immediately terminating Employee's engagement in the event that other circumstances beyond Company's reasonable control prevent Company from continuing to engage Employee; and (b) the option of terminating Employee's engagement upon thirty (30) days written notice for any other or no reason. Upon termination, Employee's obligation to perform further Services pursuant to Section 1 of this Agreement shall terminate and Company's obligation to compensate Employee for such Services shall terminate, but the remainder of this Agreement shall continue in full force and effect until its terms by their nature expire, and Employee shall cooperate as requested by Company to transition any work in process to Company or to another employee or consultant, as well as cooperating with Company in connection with any disputes relating to the Services. In the event the parties agree (in their sole respective discretion) to extend the term of the Agreement beyond the Initial Termination Date, the Services and compensation therefor shall be established in writing at the time of such extension, if any.

4. Company Proprietary Rights and Confidential Information.

4.1 Company Proprietary Rights and Materials. Employee recognizes that Company owns or otherwise has rights in various intellectual properties such as trade secrets, invention rights, patents, copyrights and trademarks (collectively "Company Proprietary Rights"), and that such Company Proprietary Rights relate to, protect and are embodied in various ideas, information, documentation, programs, processes and products of Company (collectively "Company Proprietary Materials"). Employee shall not use, or allow others to use, Company Proprietary Rights or Materials, in any manner, directly or indirectly, unless expressly authorized by Company in connection with this Agreement. Employee shall also treat proprietary rights and materials of Company's customers, vendors and others whom Company has dealings with in the same manner as Company's Proprietary Rights and Materials, and Employee shall abide by such additional obligations, and shall execute such additional agreements, as may be required by Company's dealings with third parties or reasonably requested by Company. Any permission given to Employee to access and use Company Proprietary Rights or Materials shall automatically terminate upon termination of Employee's employment.

4.2 Ownership of Company Proprietary Rights and Materials. Employee acknowledges and agrees that any rights in any intellectual properties, along with any related information or materials, that (i) Employee may obtain or develop in the course of providing the Services or otherwise within the scope of his employment; or (ii) that Employee may create or otherwise obtain by using resources or assets of Company; or (iii) that are derivative of Company Proprietary Rights or Materials, shall constitute Company Proprietary Rights and Materials owned by Company. Employee hereby assigns to Company any right, title and interest that Employee may have or acquire in any Company Proprietary Rights or Materials. Employee shall, upon request by Company, execute all further documents and do all acts reasonably requested by Company as necessary or helpful to confirm, register or otherwise protect the rights of Company in Company Proprietary Rights and Materials. Employee hereby authorizes and grants to Company a limited durable power of attorney to execute all documents and do all acts on behalf of Employee to the extent required of Employee under this Agreement in the event that Employee refuses or is unavailable to execute such documents or do such acts, and Company may prepare and execute on behalf of Employee an instrument consistent with such authorization and grant. Company Proprietary Rights and Materials shall not include any proprietary rights and materials in which Employee had any right, title or interest prior to Employee's engagement, provided that Company shall have an unlimited right to use any techniques, processes or other information provided by Employee without restriction, whether or not proprietary.

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4.3 Obligation of Confidential

ity. Employee recognizes that Company has various information and materials that are confidential (collectively "Confidential Information"). Employee shall not use or disclose, or allow others to use or disclose, to anyone in any manner, directly or indirectly, any Confidential Information (as further defined below) of Company unless expressly authorized by Company in connection with this Agreement. Employee shall also treat confidential information of Company's customers, vendors and others whom Company has dealings with in the same manner as Company's Confidential Information, and Employee shall abide by such additional obligations, and execute such additional confidentiality agreements, as may be required by Company's dealings with third parties or reasonably requested by Company. Any permission given to Employee to access and use Confidential Information shall automatically terminate upon termination of Employee's employment.

4.4 Definition of Confidential Information. Confidential Information includes any information or materials in whatever form that are marked with the notice "confidential" or other notice of similar meaning or are otherwise treated as confidential by Company unless shown to be generally known to the public. Whether or not indicated to be confidential, the following information shall be deemed to constitute Confidential Information unless shown to be generally known to the public: lists and data regarding customers, sales representatives, employees and independent contractors, marketing plans and strategies, product development information, product formulas, product ingredients, technical processes, technical procedures, computer software code, pricing and cost information, financial information, information regarding proposed and existing contracts, long-term planning and goals, company research and reports, business methods, processes and procedures, and training methods and materials. Confidential Information also includes any other non-public technical, financial or business information relating to the affairs of Company, any copies, summaries, indexes or abstracts of Confidential Information, and any information or materials derived from Confidential Information. Confidential Information further includes any information that is otherwise protected by law.

4.5 Return of Property. Upon termination of his employment or upon demand by Company, Employee shall immediately deliver to Company all forms of Company Proprietary Materials and Confidential Information and any related information or materials that are in the possession or control of Employee or that Employee has access to that are not in the possession of Company. Employee shall not retain or attempt to reconstruct or use any Company Proprietary Rights or Materials or Confidential Information after termination of its engagement or after a return of such items under any circumstances. Simultaneously with delivery of Company Proprietary Materials and Confidential Information pursuant to this Section, Employee shall also return any other property of Company that is in the possession or control of Employee or that Employee has access to that is not in the possession of Company.

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5. Limitations on Competition.

5.1 Noncompetition. During the term of Employee's employment and for a period of twelve (12) months from the termination or expiration of this Agreement, Employee agrees not to be employed by, consult with, or otherwise participate in, directly or indirectly, any business that provides products or services competitive with those provided by Company. The restrictions imposed by this Section shall apply to the United States and to all other geographic areas in which Company is then-doing business or is then-preparing to do business. The expiration of the restrictions set forth in this Section shall not be construed as limiting the restrictions in Section 4 with respect to use and disclosure of Company Proprietary Rights and Materials or Confidential Information.

5.2 Noninterference with Employees and Customers. For the period set forth in Section 5.1, Employee agrees not to solicit or assist others to solicit in any manner, directly or indirectly, for the purpose of employment or business activities, persons who are then-employees of Company. Also for the period set forth in Section 5.1, Employee agrees not to solicit or assist others to solicit in any manner, directly or indirectly, for the purpose of providing products or services similar or related to those provided by Company, persons who are then-current or prospective customers of Company. Without limitation as to duration, to the extent not otherwise prohibited by law, Employee shall not interfere with any present or prospective business relationships between Company and current or prospective employees or customers.

5.3 Anti-Solicitation. In addition to, and not as a limitation of, the restrictive provisions set forth in Sections 4, 5.1 and 5.2, for the period set forth in Section 5.1, Employee shall not solicit or divert to a third party any business, contract, client, or prospective client that Employee learned of as a result of his relationship with Company, or assist any other person, firm, corporation, or entity in doing so or attempting to do so, nor will Employee use any information he receives regarding the business of Company, nor will Employee divulge such information to anyone, whether or not such information is Company Confidential Information. Such information includes but is not limited to, accounts, clients and identified business opportunities (including identities, contacts, and requirements); financial information; the business of Company and marketing plans and strategies; product formulas, ingredients, processes and procedures and other technical information concerning Company's products and business.

6. Remedies. In the event that Employee breaches this Agreement, Company shall be entitled to injunctive relief restraining Employee from further breaching this Agreement together with all other available equitable and monetary remedies, and shall also be entitled to reimbursement of expenses, attorneys' fees and costs incurred by Company in enforcing this Agreement. The rights and remedies available under this Agreement are cumulative and not exclusive. Employee's obligations under this Agreement are independent of any obligations of Company.

7. Choice of Law and Forum. This Agreement shall be governed exclusively by its terms and by the laws of the State of Washington without regard to the State's rules concerning choice of law. Each party hereby expressly consents and agrees to jurisdiction and venue in Benton County, Washington, but an action under this Agreement may be brought in any forum having jurisdiction.

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8. Severability of Provisions. In the event that any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the provision held to be invalid or unenforceable shall be automatically amended to most closely approximate the original provision on terms that are valid and enforceable and the court or other adjudicating authority holding such provision invalid or unenforceable shall make such amendment accordingly.

9. Assignment; Successors. The rights and obligations of Company under this Agreement may be assigned by Company to an affiliate of Company or to any person who, directly or indirectly, acquires or otherwise succeeds (whether by purchase, merger or otherwise) to any portion of the business or assets of Company or of any affiliate of Company to which Employee's employment relates. This Agreement is personal to Employee, and Employee may not assign his rights or obligations under this Agreement.

10. Integration; Modification; Waiver. This Agreement reflects the entire agreement of the parties relating to the subject matter hereof, and any prior understandings, agreements or representations related to such subject matter are hereby superseded. No provision of this Agreement shall be deemed amended, modified or waived by any party unless a written amendment is signed by the parties or a form of waiver is signed by the party against whom the waiver is asserted. All attachments and exhibits are hereby incorporated by reference.

11. Interpretation. The terms of this Agreement constitute the written expression of the mutual agreement of the parties and shall be construed neutrally and not for or against any party. The following terms shall have the following meanings when used in this Agreement: (i) the term "person" includes an individual, corporation, limited liability company, partnership, association, trust or other entity; (ii) the term "affiliate" includes persons that a company controls, directly or indirectly, any person who or controls, directly or indirectly, a company, or any person under common control, directly or indirectly, with a company, whether now or in the future, and references in this Agreement to Company shall be construed to mean Company and its affiliates except that no affiliate shall have any obligations under this Agreement unless expressly assumed by such affiliate; (iii) the term "include" or "including" shall be construed as illustrative and not exhaustive; (iv) the term "intellectual property" shall include trade secrets, trade values, invention rights, patents, privileges of use, copyrights, database rights, design rights, mask work rights and trademarks; and the term "trademarks" shall include service marks, trade dress, trade names and other protectable commercial symbols. To the extent required by context, whenever a noun or pronoun is used in this Agreement in the singular the same shall include the plural, and the masculine gender shall include the feminine and neutral genders and vice versa. The headings in this Agreement are inserted for convenience; the provisions of this Agreement shall control.

12. Representations; Conflicting Obligations. Employee represents and warrants that he is authorized and has sufficient rights to enter into and perform under this Agreement and that he is not subject to any contractual obligations or other restrictions that would limit his ability to perform under this Agreement or otherwise conflict with this Agreement.

[Signatures Page Follows]

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In Witness Whereof, the undersigned enter into this Employment Agreement on September 6, 2013 but with an Effective Date as of September 6, 2013.

Company:		Employee:

IsoRay Medical, Inc.		/s/ Fredric Swindler
Fredric Swindler
By	/s/ Dwight Babcock
Name: Dwight Babcock
Title: CEO

Parent:

IsoRay, Inc.

By	/s/ Dwight Babcock
Name: Dwight Babcock
Title: CEO

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Attachment 1

 Services; Compensation and Expenses

SERVICES:

Employee shall provide up to 20 hours per month of consultation to the Company and its employees on FDA approvals, quality assurance and other tasks requiring his expertise.

COMPENSATION:

Employee shall be paid a monthly retainer of $2,000.

Reimbursable Expenses: Company shall reimburse Employee only for his reasonable travel expenses if the Employee obtains prior written approval from the Company’s CEO and subject to Employee providing appropriate or required documentation.